                                OPTION AGREEMENT
                                ----------------


THIS  AGREEMENT  made  effective  as  of  the  17th  day  of  January,  2002


BETWEEN:

          CONSOLIDATED  GLOBAL  MINERALS  LTD.
          ------------------------------------
          an Alberta business corporation with an address at Suite 1280, 625 Howe Street, Vancouver, BC V6C 2T6

          (the  "Optionor")
                                                               OF THE FIRST PART

AND:

          LASALLE  RESOURCES,  INC.
          -------------------------
          a  Nevada  corporation

          (the  "Optionee")
                                                              OF THE SECOND PART


WHEREAS:

A. The Optionor is the owner of certain mineral claims located in the North West Territories, Canada.

B. The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the mineral claims on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Ten Dollars ($10.00) now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

1.     DEFINITIONS
       -----------

1.     1     For  the purposes of this Agreement the following words and phrases shall  have  the  following  meanings,  namely:

(a) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(b) "Exploration Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

          (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

          (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

          (iii) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

          (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

          (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

          (vi) the cost of construction and maintenance of camps required for Exploration and Development;

          (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

          (viii) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

          (ix) all costs of consulting and other engineering services including report preparation;

          (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

          (xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

(c) "Mineral Claims" means the mineral claims described in Schedule A to this Agreement, including: (i) any replacement or successor claims; and (ii) all mining leases and other mining interests derived from any such claims;

(d) "Option" means the option to acquire a 70% undivided interest in and to the Property as provided in this Agreement;

(e) "Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(f)     "Property"  means  the  Mineral  Claims  and  the  Property  Rights;

(g) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement in connection with the Mineral Claims and necessary for the exploration of the Mineral Claims;

(h)     "R.T.  Heard  &  Associates"  means  R.  T.  Heard  &  Associates;

(i) "R.T. Heard & Associates Agreement" means the option agreement dated May 27, 1996 between the Optionor and R.T. Heard & Associates, as amended.

1.2 All dollar amounts expressed herein are in United States dollars, unless expressly indicated to the contrary.

2.     GRANT  AND  EXERCISE  OF  OPTION
       --------------------------------

2. 1 The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 70% undivided interest in and to the Property free and clear of all charges, encumbrances and claims on the following terms and subject to the following conditions:

(a)     The  Option  shall  be  exercised  by  the  Optionee:

     (i) paying the Optionor $1,000 US on the execution of this Agreement, the receipt of which is hereby acknowledged by the Optionor;

     (ii) incurring Exploration Expenditures of $75,250 US on the Property as follows;

          (A)  $24,000  US  on  or  before  November  30,  2002;
          (B)  further  $20,000  US  on  or  before  November  30,  2003;  and
          (C)  a  further  $31,250  US  on  or  before  November  30,  2004.

(b) In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

(c) Upon exercise of the Option, a 70% undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims, subject only to the following payments required pursuant to the R.T. Heard & Associates Agreement:

          (i) payment of $50,000 CDN per year, with $25,000 CDN payable on May 27 and November 27 of each year, as provided by Section 2 of the R.T. Heard & Associates Agreement (the "R.T. Heard & Associates Royalty");

          (ii) payment of a 4% Gross Overriding Royalty, as provided by Section 4 of the R.T. Heard & Associates Agreement (the "R.T. Heard & Associates GORR");

          (iii)payment  of  a  2%  Net  Smelter Return Royalty, as  provided  by
               Section 4 of the R.T. Heard & Associates Agreement (the "R.T. Heard & Associates NSR").

3.     TRANSFER  OF  TITLE
       -------------------

3.1 Upon execution of this Agreement, the Optionee shall be entitled to record this Agreement against title to the Property.

3.2     Upon  exercise  of  the  Option  in  accordance  with Section 2.1, then:

(a) the Optionor shall deliver to the Optionee a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of the Optionee's lawyers, for the transfer of an undivided 70% interest in the Property to the Optionee; and

(b) the Optionee will be responsible for payment of each of the following amounts:

          i)   70%  of  the  R.T.  Heard  &  Associates  Royalty;
          ii)  70%  of  the  R.T.  Heard  &  Associates  GORR;  and

          iii) 70%  of  the  R.T.  Heard  &  Associates  NSR.

3.3 The Optionor will be responsible for all payments on account of the R.T. Heard & Associates Royalty, the R.T. Heard & Associates GORR and the R.T. Heard & Associates NSR accrued to the date of this Agreement and accruing from the date of this Agreement to the date of the exercise of the Option in accordance with Section 2.1. Subsequent to the date of exercise of the Option, the Optionor will be responsible for the payment of the following amounts accruing after the date of exercise of the Option:

          i)   30%  of  the  R.T.  Heard  &  Associates  Royalty;
          ii)  30%  of  the  R.T.  Heard  &  Associates  GORR;  and
          iii) 30%  of  the  R.T.  Heard  &  Associates  NSR.


4.     JOINT  VENTURE
       --------------

4.1 Upon exercise of the Option in accordance with Section 2.1, the Optionor and the Optionee will join and participate in a single purpose joint venture (the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by a joint agreement to be negotiated and executed by the parties upon exercise of the Option (the "Joint Venture Agreement"). The Joint Venture Agreement will incorporate commercially reasonable and acceptable terms and conditions according to industry standards for mining projects of the nature and in the location of the mining project planned for the Property. Each party will negotiate and pursue execution of the Joint Venture Agreement in good faith.

5.     RIGHT  OF  ENTRY
       ----------------

5.1 During the Option Period, the Optionee, its servants, agents and workmen and any persons duly authorised by the Optionee, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Optionee in its sole discretion may deem advisable for the purpose of incurring Exploration Expenditures as contemplated by Section 2.1, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.     COVENANTS  OF  THE  OPTIONEE
       ----------------------------

6.1     The  Optionee  covenants  and  agrees  that  during  the  term  of  this
Agreement:

(A) the Optionee shall keep the Property clear of all liens, encumbrances and other charges;

(B) the Optionee shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(C) the Optionee shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon;

(D) the Optionee shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(E) the Optionee shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

(F) the Optionee shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to the Optionee;

(G) the Optionee shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by the Optionee in connection with its operations on the Property;

(H) the Optionee shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of the Optionee on the Property, including any liability of an environmental nature.

7.     REPRESENTATIONS  AND  WARRANTIES
       --------------------------------

7.1 The Optionor hereby represents and warrants to the Optionee and covenants with the Optionee that:

(A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

(B) the Optionor is, and at all times during the term of this Agreement will be, the recorded holder and beneficial owner of all of the Property free and clear of all liens, charges and claims of others and no taxes or rentals are or will be due in respect of any of the mineral claims, other than the following;

          (i)  payment  of  the  R.T.  Heard  &  Associates  Royalty;
          (ii) payment  of  the  R.T.  Heard  &  Associates  GORR;
          (iii)  payment  of  the  R.T.  Heard  &  Associates  NSR;

(C) the Mineral Claims have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate;

(D) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

(E) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(F) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2     The  Optionee  hereby  represents  and  warrants  that:

(A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its board of directors.

8.     ASSIGNMENT
       ----------

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, each of the Optionee and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

8.2 If either party (an "Selling Party" for the purposes of this Section 8.2) should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Selling Party to purchase all or a part of its interest in the Property, which offer the Selling Party desires to accept, or if the Selling Party intends to sell all or a part of its interest in the Property:

(a) The Selling Party shall first offer (the "Offer") such interest in writing to the other party (the "Other Party") upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Selling Party, as the case may be.

(b) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Selling Party, disclose the person or persons to whom the Selling Party intends to offer its interest and, if the offer received by the Selling Party from the Proposed Purchaser provides for any consideration payable to the Selling Party otherwise than in cash, the Offer shall include the Selling Party's good faith estimate of the cash equivalent of the non-cash consideration.

(c) If within a period of 60 days of the receipt of the Offer the Other Party notifies the Selling Party in writing that it will accept the Offer, the Selling Party shall be bound to sell such interest to the Other Party on the terms and conditions of the Offer. If the Offer so accepted by the Other Party contains the Selling Party's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Other Party disagrees with the Selling Party's best estimate, the Other Party shall so notify the Selling Party at the time of acceptance and the Other Party shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Other Party so notifies the Selling Party, the acceptance by the Other Party shall be effective and binding upon the Selling Party and the Other Party, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by the Other Party, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Other Party shall in such case pay to the Selling Party, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Selling Party being sold, the total purchase price which is specified in its notice to the Selling Party and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

(d) If the Other Party fails to notify the Selling Party before the expiration of the time limited therefor that it will purchase the interest offered, the Selling Party may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

(e) Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Other Party, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

9.     CONFIDENTIALITY  OF  INFORMATION
       --------------------------------

9.1 Each of the Optionee and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.     TERMINATION
        -----------

10.1 Until such time as the Option is exercised pursuant to Section 2.1, this Agreement shall terminate upon any of the following events:

(A) upon the failure of the Optionee to make a payment or incur Exploration Expenditures required by and within the time limits prescribed by Section 2.1;

(B) in the event that the Optionee, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

(C) in the event that the Optionee shall fail to comply with any of its obligations hereunder, other than the obligations contained in Section 2.1, and within 30 days of receipt by the Optionee of written notice from the Optionor of such default, the Optionee has not:

          (i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (ii) given the Optionor notice that it denies that such default has occurred.

In the event that the Optionee gives notice that it denies that a default has occurred, the Optionee shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon termination of this Agreement under Section 10.1, the Optionee shall:

(A) transfer any interest in title to the Property, if any, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

(B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of the Optionee or, to the extent within the Optionee's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

(C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon the termination of this Agreement under Paragraph 10.1, the Optionee shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Section 10.2.

10.4 Upon termination of this Agreement, the Optionee shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.     FORCE  MAJEURE
        --------------

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.     ARBITRATION
        -----------

12.1 All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof:

(a) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(b) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(c) The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

13.     NOTICES

13.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In  the  case  of  the  Optionor:     CONSOLIDATED  GLOBAL  MINERALS  LTD.
                                           Suite  1280,  625  Howe  Street
                                           Vancouver,  BC  V6C  2T6

                                           Telecopier:  (604)  684-7377

     In  the  case  of  Optionee:          LASALLE  RESOURCES,  INC.
                                           Suite  414,  1859  Spyglass  Place
                                           Vancouver,  BC  V5Z  4K6

                                           Telecopier:  (604)  872-4207

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof. Any party may from time to time by notice in writing change its address for the purposes of this Section 13.1.

14.     GENERAL  TERMS  AND  CONDITIONS
        -------------------------------

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3     Time  shall  be  of  the  essence  of  this  Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedule to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedule.

14.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14.11 The Optionor acknowledges that O'Neill & Company have acted solely for the Optionee in the negotiation and execution of this Agreement and O'Neill & Company have advised the Optionor to obtain the advice of their independent legal counsel.

15.     AGREEMENT  TO  BE  BOUND
        ------------------------

15.1 The Optionee hereby agrees to be bound by the terms of the R.T. Heard & Associates Agreement to the extent that they are applicable to the Optionee's interest in the Property upon exercise of the Option by the Optionee.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

CONSOLIDATED  GLOBAL  MINERALS  LTD.
by  its  authorised  signatory:

/s/ George Heard
______________________________
Signature  of  Authorised  Signatory

George Heard
______________________________
Name  of  Authorised  Signatory

President
______________________________
Position  of  Authorised  Signatory

LASALLE  RESOURCES,  INC.
by  its  authorised  signatory:

/s/ Grayson Hand
______________________________
Signature  of  Authorised  Signatory

GRAYSON  HAND     Grayson Hand
______________________________
Name  of  Authorised  Signatory

PRESIDENT     President
______________________________
Position  of  Authorised  Signatory

In consideration of the covenants and agreements of LaSalle Resources, Inc. ("LaSalle") as set forth in the option agreement between LaSalle and Consolidated Global Minerals Ltd. ("Consolidated Global") dated January 17, 2002, R.T. Heard & Associates Ltd. hereby:

     (a) confirms that Consolidated Global is the owner of a 100% interest in the mineral claims described in the option agreement, subject to the completion of the following payments to R.T. Heard & Associates Ltd.:

          (i)     payment  of  the  R.T.  Heard  &  Associates  Royalty;
          (ii)    payment  of  the  R.T.  Heard  &  Associates  GORR;
          (iii)   payment  of  the  R.T.  Heard  &  Associates  NSR;  and

     (b) agrees that payment of all amounts on account of the R.T. Heard & Associates Royalty accrued to the date of this Agreement will be deferred until December 31, 2003; and

     (c) agrees that payment of all amounts on account of the R.T. Heard & Associates Royalty accruing subsequent to the date of this Agreement until December 31, 2003 will be deferred until December 31, 2003.

R.T.  HEARD  &  ASSOCIATES  LTD.
by  its  authorised  signatory:

/s/ Cora Chau
______________________________                    SEAL
Signature  of  Authorised  Signatory             R.T HEARD & ASSOCIATES LTD.

Cora Chau for Covenant Corp.
______________________________
Name  of  Authorised  Signatory

Secretary
______________________________
Position  of  Authorised  Signatory

                                   SCHEDULE A

                           MINERAL CLAIMS DESCRIPTION


                                   NTS 85I/12
                               JEN MINERAL CLAIMS
                                PRELUDE LAKE AREA
                             NORTH WEST TERRITORIES
                                     CANADA



                                 List of Claims


                           Claim Name     Claim Number
                           ----------     ------------

                                JEN 1     F24066
                                -----     ------

                                JEN 2     F37232
                                -----     ------

                                JEN 3     F 37233
                                -----     -------